                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                    AMENDMENT NO. 1 AND WAIVER (this
                           "Amendment") dated as of December 12, 2005, to the
                           CREDIT AGREEMENT dated as of November 30, 2004 (as
                           amended, supplemented or otherwise modified from time
                           to time, the "Credit Agreement"), among AFFINIA GROUP
                           INTERMEDIATE HOLDINGS INC. ("Intermediate Holdings"),
                           AFFINIA GROUP INC. (the "Borrower"), the LENDERS from
                           time to time party thereto, JPMORGAN CHASE BANK,
                           N.A., as Administrative Agent, GOLDMAN SACHS CREDIT
                           PARTNERS L.P. and CREDIT SUISSE, CAYMAN ISLANDS
                           BRANCH (formerly known as Credit Suisse First Boston,
                           acting through its Cayman Islands Branch), as
                           Co-Syndication Agents, and DEUTSCHE BANK, AG, CAYMAN
                           ISLANDS BRANCH and UBS SECURITIES LLC, as
                           Co-Documentation Agents.

            A.   The Lenders and the Issuing Bank have extended credit to the
Borrower and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

            B.   The Borrower has requested that certain provisions of the
Credit Agreement be amended and waived as set forth herein and the Lenders whose signatures appear below are willing so to amend and waive such provisions of the
Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            C.   Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

                 Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1. Defined Terms. As used in this Amendment, the
following terms have the meanings specified below:

                 "Contribution Transaction" means the contribution by Affinia
Canada Corp. to Affinia International Holdings Corp. of all its ownership interest in Pellegrino Distribuidora Autopecas Ltda ("Pellegrino") for fair value.

                 "Sale Transaction" means the sale of all the equity interests in Pellegrino, provided that such sale (a) shall be made for fair value and (b)
shall be made for at least 75% cash consideration (as described in Section 6.05 of the Credit Agreement); and provided further that the Net Proceeds from such sale shall be used (i) on or before the date that is one year after the date of such sale, to finance the restructuring of the Borrower and the Subsidiaries previously disclosed to the Lenders, and (ii) otherwise, to

the extent not so used, to prepay Tranche B Term Borrowings in accordance with
Section 2.10(c)(ii).

                 SECTION 2. Waivers. (a) The Required Lenders hereby waive
compliance by Intermediate Holdings and the Borrower with the provisions of
Sections 6.04 and 6.09 of the Credit Agreement to the extent, but only to the extent, necessary to permit the Contribution Transaction.

                 (b) The Required Lenders hereby waive compliance by
Intermediate Holdings and the Borrower with the provisions of Section 6.05 of the Credit Agreement to the extent, but only to the extent, necessary to permit the Sale Transaction.

                 SECTION 3. Amendments to Section 1.01. (a) Section 1.01 Credit
Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

                 "Amendment" shall mean Amendment No. 1 and Waiver dated as of
            December 12, 2005, among Intermediate Holdings, the Borrower, the
            Required Lenders and the Administrative Agent.

                 "Amendment Effective Date" shall mean the date on which each of the conditions set forth in Section 14 of the Amendment is satisfied
            (or waived in accordance with Section 18 of the Amendment).

                 (b) The definition of the term "Applicable Rate" in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "Applicable Rate" means, for any day (a) with respect to any
            Tranche B Term Loan, (i) (A) if the Leverage Ratio as of the most recent determination date is equal to or greater than 3.50 to 1.00,
            (1) 2.00% per annum, in the case of an ABR Loan, or (2) 3.00% per annum, in the case of a Eurodollar Loan, and (B) otherwise, (1)
            1.75% per annum, in the case of an ABR Loan, or (2) 2.75% per annum, in the case of a Eurodollar Loan, in each case which rate shall be increased as set forth in the second succeeding paragraph, and (b)
            with respect to any ABR Loan or Eurodollar Loan that is a Revolving
            Loan, the applicable rate per annum set forth below under the caption "Revolving Loan ABR Spread" or "Revolving Loan Eurodollar
            Spread", as applicable, which rate shall be increased as set forth in the second succeeding paragraph, in each case based upon the
            Leverage Ratio as of the most recent determination date:

================================================ ============================= ============================
                                                                               Revolving Loan Eurodollar
                Leverage Ratio:                   Revolving Loan ABR Spread              Spread
------------------------------------------------ ----------------------------- ----------------------------

                  Category 1                                2.00%                         3.00%
                  ----------
     Equal to or greater than 3.75 to 1.00
------------------------------------------------ ----------------------------- ----------------------------
                  Category 2
    Less than 3.75 to 1.00 but equal to or                  1.75%                         2.75%
           greater than 3.25 to 1.00
------------------------------------------------ ----------------------------- ----------------------------

------------------------------------------------ ----------------------------- ----------------------------
                  Category 3                                1.50%                         2.50%
                  ----------
            Less than 3.25 to 1.00
================================================ ============================= ============================

                 For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1
            (A) at any time that an Event of Default described in paragraph (a),
            (b), (h), (i) or (j) of Section 7.01 has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                 The applicable rate per annum set forth above for any day shall be increased by an amount equal to the sum of (a) if the corporate family rating is set at B3 (with a negative watch) or lower by
            Moody's on such day, 0.50% per annum plus (b) if the corporate credit rating is set at (i) either B (with a negative watch) or B-
            (without a negative watch) by S&P on such day, 0.25% per annum or
            (ii) B- (with a negative watch) or lower by S&P on such day, 0.50%
            per annum.

                 (c) The definition of the term "Domestic Permitted
Acquisition" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "Domestic Permitted Acquisition" means any Permitted
            Acquisition pursuant to which (a) at least 75% of the assets held by the Subsidiaries acquired or created in such acquisition, or the assets acquired in such acquisition, are (i) held by Domestic
            Subsidiaries in respect of which the Collateral and Guarantee
            Requirement has been satisfied and (ii) are located in the United
            States of America and (b) at least 75% of the aggregate revenues generated by the entities acquired or created in such acquisition are generated by entities that are Domestic Subsidiaries in respect of which the Collateral and Guarantee Requirement has been satisfied.

                 (d) The proviso to the definition of the term "Specified
Charges" in Section 1.01 of the Credit Agreement is hereby amended and restated
in its entirety as follows:

            provided that (i) in the case of the charges and expenses
            described in clause (a) above, such charges and expenses are paid or otherwise accounted for within 30 months of the Amendment
            Effective Date, (ii) in the case of the expenditures described in clause (b) above, such expenditures are made on or before
            December 31, 2006, (iii) the aggregate amount of expenses
            described in clause (b) above shall not exceed $7,500,000 during any four fiscal quarter period and (iv) the aggregate amount of
            Specified Charges described in clause (a) above on and after the
            Amendment Effective Date shall not exceed $152,000,000, of which not more than $110,000,000 shall be cash charges.

                 SECTION 4. Amendments to Section 2.11. (a) Clause (d) of
Section 2.11 of the Credit Agreement is hereby amended by inserting the following new text immediately before clause designator (i) of such clause:

            (A) in the case of the fiscal year ending December 31, 2005, 50%
            of Excess Cash Flow during such fiscal year and (B) in the case of each other fiscal year

                 (b) Section 2.11 of the Credit Agreement is hereby amended by inserting the following new clause at the end of such Section:

            (g) All voluntary prepayments of the Tranche B Term Loans
            effected on or prior to the second anniversary of the Amendment
            Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all the credit facilities provided for herein in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement being adopted in connection with such transaction), provided that the primary purpose of such transaction is not to refinance
            Indebtedness hereunder at an Applicable Rate or similar interest rate spread more favorable to the Borrower), shall be accompanied by a prepayment fee equal to 1.00% of the aggregate amount of such prepayments if the Applicable Rate (or similar interest rate spread) applicable to such new term loans, under any pricing category applicable to such new term loans, is or would be less than the Applicable Rate under the corresponding pricing category applicable to the Tranche B Term Loans, or if the pricing
            categories applicable to the new term loans are otherwise more favorable to the Borrower than those contained in the definition of "Applicable Rate" on the Amendment Effective Date. For the
            avoidance of doubt, in connection with any transaction in respect of which a fee is paid pursuant to Section 9.02A, no fee shall be required to be paid pursuant to this Section 2.11(g) in respect of such transaction.

                 SECTION 5. Amendments to Section 6.04. (a) Clause (a) of
Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the clause designator (i) in the

proviso to such clause, (ii) deleting the text "plus" immediately before subclause (ii) of such clause and (iii) deleting subclause (ii) of such clause in its entirety.

                 (b) Clause (p) of Section 6.04 of the Credit Agreement is
hereby amended by (i) deleting the second appearance of the clause designator
(i) of such clause, (ii) deleting the text "plus" immediately before the second subclause (ii) of such clause and (iii) deleting the second subclause (ii) of such clause in its entirety.

                 (c) Clause (q) of Section 6.04 is hereby amended by (i)
deleting the clause designator (i) of such clause, (ii) deleting the text "plus"
immediately before subclause (ii) of such clause and (iii) deleting subclause
(ii) of such clause in its entirety.

                 (d) Section 6.04 of the Credit Agreement is hereby amended by
(i) deleting the text "and" at the end of clause (r) of such Section and (ii)
inserting the following new text immediately before the period in clause (s) of such Section:

            ; and

        (t) investments and loans made by the Borrower or any Subsidiary in or to any of their respective Affiliates in connection with the restructuring of the brake and chassis and filtration operations of the Borrower and the Subsidiaries previously disclosed to the
            Lenders, provided that (i) any such loans made by a Loan Party shall be evidenced by a promissory note and shall be pledged pursuant to the Collateral Agreement and (ii) investments and loans made by Loan Parties to Affiliates that are not Loan Parties (A)
            shall not exceed $80,000,000 in the aggregate at any time
            outstanding (determined without regard to any write-downs or write-offs) and (B) shall only be made in or to Affiliates incorporated or organized under the laws of Canada (or any territory or province thereof) or the United Kingdom (or any territory, region or district thereof)

                 SECTION 6. Amendment to Section 6.05. The proviso to clause (n)
of Section 6.05 of the Credit Agreement is hereby amended by (a) deleting the time period "24 months" in clause (i) of the proviso thereof and inserting in its place the time period "48 months" and (b) by deleting the amount
"$15,000,000" in clause (ii) of the proviso thereof and inserting in its place the amount "$30,000,000".

                 SECTION 7. Amendment to Section 6.08. Clause (a) of Section
6.08 of the Credit Agreement is hereby amended by (a) deleting subclause (vi) of such clause in its entirety, (b) deleting the clause designator (vii) in each place it appears in such clause and (c) substituting the text "and (vi)"
therefor.

                 SECTION 8. Amendment to Section 6.09. (a) Clause (b) of Section
6.09 of the Credit Agreement is hereby amended by (i) inserting the clause designator (i) immediately after the word "among" and (ii) inserting the words
"and (ii) a Subsidiary that is not a Loan Party and another Subsidiary that is not a Loan Party" immediately preceding the comma at the end of such clause.

                 (b) Section 6.09 is hereby amended by (i) deleting the text
"and" immediately before clause (j) of such Section and substituting a ","
therefor and (ii) inserting the following new text immediately before the period at the end of such Section "and (k) transactions between or among the Borrower or any Subsidiary Loan Party, on the one hand, and any Subsidiary that is not a
Loan Party, on the other hand, in connection with the restructuring of the brake and chassis and filtration operations of the Borrower and the Subsidiaries previously disclosed to the Lenders, provided that any such transaction complies with clause (a)(ii) above".

                 SECTION 9. Amendment to Section 6.13. The table set forth in
Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                                Period                            Ratio
                                ------                            -----

                  Effective Date to June 30, 2006             5.50 to 1.00

                  July 1, 2006 to March 31, 2007              5.25 to 1.00

                  April 1, 2007 to June 30, 2007              5.00 to 1.00

                  July 1, 2007 to September 30, 2007          4.50 to 1.00

                  October 1, 2007 to December 31, 2007        4.25 to 1.00

                  January 1, 2008 to September 30, 2008       4.00 to 1.00

                  October 1, 2008 to September 30, 2009       3.75 to 1.00

                  October 1, 2009 to September 30, 2010       3.50 to 1.00

                  October 1, 2010 to September 30, 2011       3.25 to 1.00

                  Thereafter                                  3.00 to 1.00

                 SECTION 10. Amendments to Section 6.14. (a) The table set forth in clause (a) of Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                                                                Maximum
                                                                -------
                            Fiscal Year                  Capital Expenditures
                            -----------                  --------------------

                                2004                          $67,500,000

                                2005                          $67,500,000

                                2006                          $65,000,000

                                2007                          $45,000,000

                    Each fiscal year thereafter               $62,500,000

                 (b) Clause (b) of Section 6.14 of the Credit Agreement is
hereby amended and restated in its entirety as follows:

                 (b) Commencing with the fiscal year of 2009, the amount of any
            Capital Expenditures permitted to be made in respect of any fiscal year (including the fiscal year of 2009) shall be increased by the unused amount of Capital Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant to Section
            6.14(a). Capital Expenditures in any fiscal year shall be deemed to use first, any amount carried forward to such fiscal year pursuant to this Section 6.14(b) and, second, the amount for such fiscal year set forth in Section 6.14(a).

                 (c) Clause (d) of Section 6.14 is hereby deleted in its
entirety.

                 (d) Clause (e) is hereby amended by deleting the text "(e)"
immediately preceding such clause and substituting the text "(d)" therefor.

                 (e) Section 6.14 of the Credit Agreement shall be amended by inserting the following new clause at the end of such Section:

                  (e) The aggregate Capital Expenditures permitted pursuant to clauses (a) through (c) during the fiscal years 2006 and 2007 shall not exceed $95,000,000.

                 SECTION 11. Amendment to Article IX. Article IX of the Credit
Agreement is hereby amended by inserting the following text as a new Section
9.02A to the Credit Agreement:

                 SECTION 9.02A. Amendment Fees. In the event that this Agreement is amended at any time on or prior to the date that is two years after the Amendment Effective Date (excluding for the avoidance of doubt any amendment to this Agreement that becomes effective on the
            Amendment Effective Date) and such amendment to this Agreement reduces the Applicable Rate under any pricing category applicable to the Tranche B Term Loans, or amends or adds any pricing categories applicable to the Tranche B Term Loans in a manner favorable to the
            Borrower, the Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Lender (whether or not such Tranche B
            Lender consents to such amendment) a fee in an amount equal to 1.00%
            of such Lender's Tranche B Term Loans outstanding on the effective date of such amendment. Notwithstanding Section 9.02 hereof, this
            Section 9.02A shall not be waived, amended or modified without the written consent of each Tranche B Term Loan Lender adversely affected thereby. For the avoidance of doubt, in connection with any transaction in respect of which a fee is paid pursuant to Section
            2.11(g),

            no fee shall be required to be paid pursuant to this Section
            9.02A in respect of such transaction.

                 SECTION 12. Prohibition on Certain Transactions. During the
period beginning on the date hereof and ending on December 31, 2007, neither
Intermediate Holdings nor the Borrower will, nor will they permit any Subsidiary to, effect any Domestic Permitted Acquisition pursuant to Section 6.04(a) of the
Credit Agreement relating to the brake operations of the Borrower and the
Subsidiaries with an aggregate purchase price payable by the Borrower and the
Subsidiaries in respect of such acquisition in excess of $25,000,000, provided that the aggregate purchase price payable by the Borrower and the Subsidiaries in respect of all such acquisitions relating to the brake operations of the
Borrower and the Subsidiaries shall not exceed $25,000,000.

                 SECTION 13. Representations and Warranties. Each of
Intermediate Holdings and the Borrower represents and warrants to the
Administrative Agent and to each of the Lenders that:

                 (a) This Amendment has been duly authorized, executed and
delivered by it and constitutes a legal, valid and binding obligation of
Intermediate Holdings and the Borrower, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                 (b) After giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

                 (c) Immediately after giving effect to this Amendment, no
Default has occurred and is continuing.

                 SECTION 14. Conditions to Effectiveness. This Amendment shall become effective when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of
Intermediate Holdings, the Borrower and the Required Lenders, (b) the
representations and warranties set forth in Section 13 hereof are true and correct and (c) all fees and expenses submitted to the Borrower and required to be paid or reimbursed by the Borrower under or in connection with this Amendment and the Credit Agreement (including (i) the Amendment Fee specified in Section
15 below and (ii) all reasonable invoiced fees, charges and disbursements of
Cravath, Swaine & Moore LLP, counsel to the Administrative Agent) have been paid or reimbursed by the Borrower.

                 SECTION 15. Amendment Fee. In consideration of the agreements of the Lenders contained herein, the Borrower agrees to pay to the
Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment by

12:00 noon, New York City time, on December 9, 2005, an amendment fee (the
"Amendment Fee") in an amount equal to 0.25% of the sum of such Lender's
Revolving Exposure, outstanding Tranche B Term Loans and aggregate unused
Commitments, provided that such Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 14 above and upon such effectiveness such Amendment Fee shall be payable immediately.

                 SECTION 16. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the
Lenders, the Administrative Agent, Intermediate Holdings or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Intermediate
Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in the
Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby.

                 SECTION 17. Applicable Law. (A) THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

                 (B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION
9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

                 SECTION 18. Counterparts; Amendments. This Amendment may be
executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.
Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment. Except as otherwise permitted by Section 9.02 of the Credit
Agreement, this Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Intermediate Holdings, the
Borrower, the Administrative Agent and the Lenders party hereto.

                 SECTION 19. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                       AFFINIA GROUP INTERMEDIATE
                                       HOLDINGS INC.,

                                              by
                                                    /s/ Thomas H. Madden
                                                  ----------------------------
                                                  Name: Thomas H. Madden
                                                  Title: Vice President and CFO

                                       AFFINIA GROUP INC.,

                                              by
                                                   /s/ Thomas Kaczynski
                                                  ----------------------------
                                                  Name: Thomas Kaczynski
                                                  Title: Treasurer

                                       10

                                       JPMORGAN CHASE BANK, N.A.,
                                       individually and as Administrative Agent

                                              by
                                                   /s/ Robert P. Kellas
                                                  ------------------------------
                                                  Name: Robert P. Kellas
                                                  Title: Vice President

                                       11

                                       CREDIT SUISSE, CAYMAN
                                       ISLANDS BRANCH (formerly
                                       known as Credit Suisse
                                       First Boston, acting
                                       through its Cayman Islands
                                       Branch),

                                              by
                                                  /s/ Mikhail Faybusovich
                                                  -----------------------------
                                                  Name: Mikhail Faybusovich
                                                  Title: Associate

                                              by
                                                  /s/ Bill O'Daly
                                                  -----------------------------
                                                  Name: Bill O'Daly
                                                  Title: Director

                                       DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,

                                              by
                                                  /s/ Lana Gifas
                                                  -----------------------------
                                                  Name: Lana Gifas
                                                  Title: Vice President

                                       DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,

                                              by
                                                  /s/ Evelyn Thierry
                                                  -----------------------------
                                                  Name: Evelyn Thierry
                                                  Title: Vice President